News Release
POWERING PROGRESS
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Freeport Provides Update on PT Freeport Indonesia Operations

PHOENIX, AZ, September 24, 2025 - Freeport (NYSE: FCX) announced today an update on the status of the previously reported mud rush incident at the Grasberg Block Cave mine (GBC) in Indonesia.

On September 20, 2025, PT Freeport Indonesia (PTFI) located two team members who were regrettably fatally injured in the September 8th incident. The Freeport organization extends its deepest condolences to the families of these individuals.

Extensive efforts are ongoing in the search for five PTFI team members who remain missing. Teams are working around the clock clearing mud and debris and are making steady progress to reach the areas where the remaining team members were working at the time of the incident. These efforts remain our highest priority.

Richard C. Adkerson, Chairman of the Board, and Kathleen Quirk, President and Chief Executive Officer, said, "We are grieving for our coworkers lost in this tragic incident and extend our sincere condolences to the families who lost loved ones and who remain missing. We recently visited the site to offer support to the families and express our appreciation for the extraordinary efforts of the PTFI organization and the emergency response team."

During the incident, a sudden rush of approximately 800,000 metric tons of wet material entered the mine and traveled rapidly to multiple mine levels, including the service level of the mine where the missing team members were conducting development activities.

To prioritize the search, mining operations in the Grasberg minerals district have been temporarily suspended since September 8th, as previously reported.

PTFI has commenced an investigation to identify the cause of this incident, which is unprecedented in PTFI's multi-decade history of block cave mining operations. The investigation team includes external experts and will address root cause analysis and recommendations to safeguard against future occurrences. PTFI expects the investigation to be completed by year-end 2025.

PTFI is working closely with Indonesian government authorities who are reviewing the incident and monitoring the search operations.

In parallel, PTFI will complete an assessment of damage to mobile equipment, rail infrastructure, ore chutes, electrical systems, communication systems and supporting infrastructure.

THIRD QUARTER SALES GUIDANCE

For the third quarter of 2025, FCX's consolidated sales are expected to be approximately 4% lower for copper and approximately 6% lower for gold than July 2025 estimates.

FREEPORT
FOREMOST IN COPPER
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{N4163160.1} 2 FUTURE PRODUCTION The GBC ore body represents 50% of PTFI’s estimated proven and probable reserves as of December 31, 2024, and approximately 70% of PTFI’s previously forecast copper and gold production through 2029. The incident occurred in “PB1C”, one of five production blocks in the GBC but resulted in damage to infrastructure required to support other production areas in the GBC. PTFI is evaluating the impact of the incident on future production plans. Production forecasts will be revised to incorporate scheduling of required repairs and a phased restart and ramp-up of production. Sufficient information is not currently available to forecast future production estimates. Preliminary assessments indicate that the impacts are likely to result in the deferral of significant production in the near-term (fourth quarter of 2025 and the year 2026) as repairs are completed and a phased restart and ramp-up of operations commences. A return to pre-incident operating rates could potentially be achieved in 2027. Currently, PTFI expects the unaffected Big Gossan and Deep MLZ mines could restart operations by mid- fourth quarter 2025, with a phased restart and ramp-up of the GBC mine beginning in the first half of 2026. As a result, PTFI fourth quarter 2025 sales of copper and gold would be insignificant (previously estimated sales of 445 million pounds of copper and 345,000 ounces of gold). In the first half of 2026, a phased restart and ramp-up of GBC could, initially commence in three production blocks - “PB2” and “PB3”, followed by a third production block “PB1S” in the second half of 2026 and the balance of “PB1C” in 2027. This schedule would target the return to pre-incident estimates in 2027. Under this phased restart and ramp-up scenario, which is subject to a number of factors and could change, PTFI production in 2026 could potentially be approximately 35% lower than pre-incident estimates (previous production estimates for 2026 approximated 1.7 billion pounds of copper and 1.6 million ounces of gold). PTFI will seek to optimize production plans as further evaluations are completed. Capital projects will be reviewed and managed to prioritize resources necessary to support restoration of safe production. PTFI intends to seek recovery of damages under its property and business interruption insurance policies, which cover up to $1.0 billion in losses (subject to a limit of $0.7 billion on underground incidents), after a $0.5 billion deductible. As a result of the incident and impacts on operations, PTFI is notifying commercial counterparties of a force majeure in accordance with the provisions of its contracts. FREEPORT: Foremost in Copper FCX is a leading international metals company with the objective of being foremost in copper. Headquartered in Phoenix, Arizona, FCX operates large, long-lived, geographically diverse assets with significant proven and probable reserves of copper, gold and molybdenum. FCX is one of the world’s largest publicly traded copper producers. FCX’s portfolio of assets includes the Grasberg minerals district in Indonesia, one of the world’s largest copper and gold deposits; and significant operations in North America and South America, including the large- scale Morenci minerals district in Arizona and the Cerro Verde operation in Peru. By supplying responsibly produced copper, FCX is proud to be a positive contributor to the world well beyond its operational boundaries. Additional information about FCX is available on FCX's website at fcx.com. Cautionary Statement: This press release contains forward-looking statements. Forward-looking statements are all statements other than statements of historical facts, such as plans, projections or expectations relating to or affected by the incident at PTFI’s Grasberg Block Cave mine and suspension of operations in the Grasberg minerals district, recovery assessments, investigations, repair efforts and phased restart and ramp-up of operations following the incident at PTFI’s Grasberg Block Cave mine and the anticipated impact on future production, results of operations and, operating plans and recoveries under insurance policies. The words “anticipates,” “may,” “can,” “plans,” “believes,”

{N4163160.1} 3 “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “could,” “to be,” “potential,” “assumptions,” “guidance,” “forecasts,” “future,” “pursues,” “initiatives,” “objectives,” “opportunities,” “strategy” and any similar expressions are intended to identify those assertions as forward-looking statements. FCX cautions readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause FCX’s actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, ability to recover the workers that remain missing and repair incident-related damage; complete the investigation to the satisfaction of the Indonesian government authorities and implement any recommendations therefrom; safely restart and phase-in ramp-up of production on the expected timeline and optimize production plans; recover amounts under insurance policies; resolve force majeure declarations and maintain relationships with commercial counterparties; production rates; timing of shipments; reductions in liquidity and access to capital; political and social risks, including the potential effects of violence in Indonesia and relations with local communities and Indigenous Peoples; operational risks inherent in mining, with higher inherent risks in underground mining; mine sequencing; changes in mine plans or operational modifications, delays, deferrals or cancellations, including the ability to smelt and refine or inventory; satisfaction of requirements in accordance with PTFI’s IUPK to extend mining rights from 2031 through 2041; process relating to the extension of PTFI’s IUPK beyond 2041; any major public health crisis; labor relations, including labor-related work stoppages and increased costs; compliance with applicable environmental, health and safety laws and regulations; weather- and climate-related risks; environmental risks, and impacts, expenses or results from litigation or investigations, as well as those factors described in more detail under the heading “Risk Factors” in FCX’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the U.S. Securities and Exchange Commission. Investors are cautioned that many of the assumptions upon which FCX’s forward-looking statements are based are likely to change after the date the forward-looking statements are made. Further, FCX may make changes to its business plans that could affect its results. FCX undertakes no obligation to update any forward-looking statements, which are as of the date made, notwithstanding any changes in its assumptions, changes in business plans, actual experience or other changes. # # #